                                                                 EXHIBIT 3(h)

                          CERTIFICATE OF INCORPORATION
                                       OF
                         PANCHO'S MEXICAN BUFFET, INC.
     (a corporation incorporated in the State of Delaware in the year 1969)
                          As revised January 25, 1995

         FIRST:  The name of the corporation is

                         PANCHO'S MEXICAN BUFFET, INC.

         SECOND: The corporation's registered office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company. No. 100 West Tenth Street, Wilmington, Delaware.

         THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and, without limiting the generality of the foregoing:

          To acquire, construct, own and operate restaurants, cafeterias and other eating establishments.

          To erect, construct, alter, repair, improve, own, buy and otherwise dispose of, lease (either as lessor or lessee), license, sub-license, franchise, advertise, broker, hold, occupy, manage, maintain, furnish, equip, and operate restaurants and restaurant enterprises and cafeterias and eating and drinking places and catering facilities of all kinds; to manufacture, grow, compound, broker, create and generally deal in all kinds of food, beverages, foodstuffs, ingredients, and food and tobacco products; to manufacture, own, operate and generally deal in and with all kinds of facilities and appurtenances convenient, suitable, desirable, or necessary in the conduct and operation of the foregoing;

         to authorize others to do each or all of the foregoing on behalf of this corporation; and to give or grant to others the right, privilege or license to engage in any of the aforesaid kinds of business on premises owned, leased or managed by it.

          To purchase, lease, or otherwise acquire, own, hold, use manufacture, assemble, improve, maintain, sell, service, supply, dispose of or handle any articles, goods, supplies, materials, machinery, equipment or other personal property.
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          To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the purposes hereinbefore set forth, either alone or in association with other corporations, firms, partnerships and individuals and to do every other act or acts, thing or things incidental or pertinent to or growing out of or connected with the aforesaid business or powers or any part or parts thereof; provided, the same be not inconsistent with the laws under which this corporation is organized.

       In general, to carry on any other business in connection with the foregoing and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware and to do any or all of the things hereinbefore set forth.

       The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

       FOURTH: This corporation is authorized to issue twenty million five hundred thousand (20,500,000) shares of capital stock. Twenty million of the authorized shares shall be common stock, ten cents ($0.10) par value each; and five hundred thousand (500,000) of the authorized shares shall be preferred stock, ten dollars ($10.00) par value each.

       Shares of preferred stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such voting powers and such preferences and relative, participating, optional or other special rights, with such qualifications, limitations, or restrictions of such preferences and/or rights as shall be stated in the resolution or resolutions providing for the issue of such series of preferred stock, as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the laws of the State of Delaware. Each share of any series of preferred stock shall be identical with all other shares of such series, except as to the date from which accumulated preferred dividends, if any, shall be cumulative.



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       No stockholder of this corporation shall be by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of the corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying warrants or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds, or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion, may fix; and the Board of Directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

       FIFTH: Cumulative voting for the election of directors shall not be permitted.

       SIXTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000).

       SEVENTH: The names and mailing addresses of the incorporators are as follows:

     Names                                       Mailing Address
---------------                               ---------------------
B. J. Consono                                 100 West Tenth Street
                                              Wilmington, Delaware

F. J. Obara, Jr.                              100 West Tenth Street
                                              Wilmington, Delaware

A. D. Grier                                   100 West Tenth Street
                                              Wilmington, Delaware

       EIGHTH The number of directors shall be fixed in the manner provided in the By-Laws of the corporation, and until changed in the manner provided in the By-Laws shall be six (6); and the names and addresses of those who are to serve as directors until the first annual meeting of the stockholders, or until their successors be elected and qualify are as follows:

     Names                                         Residences
---------------                               ---------------------
Jesse Arrambide                               901 Ellis Street
                                              El Paso, Texas  79900

Don E. Bowden                                 6321 Grapevine Highway
                                              Fort Worth, Texas  76118

A. Warner Wicks                               P.O. Box 55531
                                              Houston, Texas  77055


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
Roy L. Bowden                                 3853 S.W. Loop 820
                                              Fort Worth, Texas  76133

Al Correa                                     8739 Dyer Street
                                              El Paso, Texas  79903

John R. Payne                                 1516 First National Bank Bldg.
                                              Fort Worth, Texas  76102

       NINTH:  The corporation is to have perpetual existence.

       TENTH: The private property of the stockholders shall not be subject to the payment of the corporate debt to any extent whatsoever.

       ELEVENTH: The following provisions are adopted for the management of the business and for the conduct of the affairs of the corporation, and for creating, defining, limiting and regulating the powers of the corporation, its directors and stockholders:

          (a) The business of the corporation shall be managed by its Board of Directors and the Board of Directors shall have power to exercise all the powers of the corporation, including (but without limiting the generality hereof) the power to create mortgages upon the whole or any part of the property of the corporation, real or personal, without any action of or by the stockholders, except as otherwise provided by statute or by the By-Laws.

          (b) The number of directors which shall constitute the whole Board shall be such as is from time to time fixed in the manner provided in the By-Laws, but in no case shall the number be less than three (3).

          (c) The Board of Directors shall have power to make and alter By-Laws, subject to such restrictions upon the exercise of such power as may be imposed by the stockholders in any By-Laws adopted by them from time to time.

          (d) The Board of Directors shall have power in its discretion to fix, determine, and vary from time to time the amount to be retained as surplus, and the amount or amounts to be set apart out of any of the funds of the corporation available for dividends, as working capital, or a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created.


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          (e)  The Board of Directors shall have power in its discretion from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the corporation, or any of them, other than the stock ledger shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

          (f) Upon any sale, exchange or other disposal of the property and/or assets of the corporation, payment therefor may be made either to the corporation or directly to the stockholders in proportion to their interests, upon the surrender of their respective stock certificates, or otherwise, as the Board of Directors may determine.

          (g) The Board of Directors shall have the power, by resolution adopted by the affirmative vote of a majority of the whole Board, to appoint one or more committees, including, but not limited to, an executive committee, each committee to consist of two or more of the directors of the corporation. Any such committee or committees, to the extent provided in the resolution or in the By-Laws of the corporation or in the laws of the State of Delaware and subject thereto, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation.

          (h) A special meeting of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors of the Company (or an authorized committee thereof).

          (i) Notice of each meeting of stockholders, whether annual or special, shall, at least ten days before the day on which the meeting is to be held, be given to each stockholder of record entitled to vote by delivering a written or printed notice thereof to him personally, or by mailing such notice in a postage prepaid envelope addressed to him at his address as it appears on the stock books of the corporation; provided, that no notice of any character of any meeting of stockholders need be given to any stockholder to whom the delivery, mailing or other giving of such notice would be unlawful (either absolutely or without official license or consent) pursuant to the provisions of any law of the United States, of any rule, regulation, proclamation, or executive order issued pursuant thereto.

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         Except as otherwise required by statute, no publication of any notice of a meeting of stockholders shall be required. Every notice of a special meeting of stockholders, besides stating the time and place of the meeting, shall state briefly the objects thereof.

       TWELFTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, ordering a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders, or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

       THIRTEENTH No contract or other transactions between the corporation and any other corporation, firm or individual shall be affected or invalidated by the fact that any one or more of the directors or officers of this corporation is or are interested in or is a director or officer of such other corporation, or a member of such firm, and any director or officer, individually or jointly, may be a party to or may be interested in any contract, or transaction, of this corporation or in which this corporation is interested, and no contract, act or transaction of this corporation with any person or persons, firms or corporation, shall be affected or invalidated by the fact that any director or officer of this corporation is a party to or interested in such contract, act or transaction, or in any way connected with such person or persons, firms or corporations, and each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in anywise interested.

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       FOURTEENTH:  Meetings of stockholders may be held outside of the State of Delaware, if the By-Laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Elections of directors need not be by ballot unless the By-Laws of the corporation shall so provide.

       FIFTEENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

       SIXTEENTH: The number of directors which shall constitute the whole board shall not be less than three nor more than fifteen. Within such limits, the number of directors shall be determined by resolution of the board of directors. The directors shall be elected at the annual stockholders' meeting, except as provided in the second paragraph of this Article. The directors shall be divided into three classes, each consisting of one-third of such directors as nearly as may be. At the Annual Stockholders' Meeting of 1981, one class of such directors shall be elected for a one-year term, one class for a two-year term, and one class for a three-year term. At each succeeding Annual Stockholders' Meeting beginning in 1982, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of such directors is changed, any increase or decrease in such directors shall be apportioned among the classes so as to maintain the number of directors comprising each class as nearly equal as possible, and any additional directors of any class shall hold office for a term which shall coincide with the remaining term of such class. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Directors may be removed by the stockholders only for cause and then only upon the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Company. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed is convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or ahs been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct, in the performance of his duty to the company in a matter of substantial importance to the company, and such adjudication is no longer subject to direct appeal.


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       If any vacancy occurs in the board caused by death, resignation, retirement, disqualification or removal from office of any director, or otherwise, or any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created directorship. Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor.

       Amendment or deletion of this Article Sixteenth shall require the affirmative vote of the holders of at least 75% of the shares of capital stock entitled to vote thereon.

       SEVENTEENTH: Except as otherwise provided in this Article, the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Company entitled to vote thereon is required for the approval of
(a) any agreement of merger or consolidation of the Company with or into another corporation which is required by law to be approved by the stockholders of the Company, (b) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company, or (c) any issuance or delivery of securities of the Company in exchange or payment for any securities, properties or assets of any other person or entity in a transaction in which the authorization or approval of stockholders of the Company is required by law or any agreement to which the Company is a party. The foregoing special voting requirement shall not be applicable to any of the foregoing types of transactions: (i) if the transaction is approved by resolution of the Company's Board of Directors; or (ii) if the other party thereto is, directly or indirectly, a subsidiary of the Company. For this purpose, subsidiary means any corporation, association or other business entity of which more than 50% of the outstanding shares of stock or similar interests of each class having ordinary voting power (other than stock or similar interests having such power by reason of the happening of a contingency) is at the time owned of record and/or beneficially by the Company, or by one or more subsidiaries, or by the Company and one or more subsidiaries, notwithstanding any other provision of this Certificate of Incorporation. In the absence of special voting requirements, any of the foregoing types of transactions must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of stock entitled to vote thereon. In addition to any other vote that may be required by statute or this Certificate of Incorporation, this Article may not be amended, altered, repealed or otherwise changed unless approved by the affirmative vote of the holders of at least 75% of the outstanding shares of the capital stock of the Company entitled to vote thereon.



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EIGHTEENTH:

      Section 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
      (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
      Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Section 2.  Indemnification and Insurance.

       (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph
       (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation

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
       the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

       (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


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       (c)  Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

       (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    I, Samuel L. Carlson, Secretary of Pancho's Mexican Buffet, Inc., hereby certify that the attached is a complete and accurate statement of the Certificate of Incorporation of Pancho's Mexican Buffet, Inc. as of July 20, 1987.





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
       I, Samuel L. Carlson, Secretary of Pancho's Mexican Buffet, Inc., hereby certify that the attached is a complete and accurate statement of the Certificate of Incorporation of Pancho's Mexican Buffet, Inc. as of February 2, 1990.





_____________________________________________
Samuel L. Carlson, Senior Vice President, and Secretary